SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

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Eaton Vance Floating-Rate Income Trust

Eaton Vance Senior Floating-Rate Trust

Eaton Vance Senior Income Trust

Eaton Vance New York Municipal Income Trust

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(3) Filing Party:

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(4) Date Filed:

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Issuer Services Group

IMPORTANT NOTICE

Re: FUND NAME(S) MERGED

Dear Shareholder:

We have tried unsuccessfully to contact you regarding a very important matter concerning your investment in the Fund(s) listed above. This matter pertains to an important operating initiative for the Fund(s).

It is very important that we speak to you regarding this matter.

Please call toll-free at (866) 416-0552 between 9:00 a.m. and 10:00 p.m. Eastern Time Monday through Friday or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference the number listed below.

INVESTOR ID: “TAG ID”

The call will only take a few moments of your time and there is no confidential information required.

Thank you for your time and consideration.

Sincerely,

Thomas J. Nader
Executive Vice President AST Fund Solutions, LLC.

48 Wall Street, New York, NY 10005

Subject line: Eaton Vance Proxy Information (OR –sent as a reply to financial advisor’s email with questions)

Name,

I wholly recognize that our proxy outreach to shareholders may result in questions from your clients, and we appreciate your support of these important matters. As it pertains to your questions surrounding the upcoming votes, [Wholesaler] and I would like to assist in the process in any way possible.

Below are a few points I’ve highlighted to address some of the most commonly asked questions that you may articulate to your clients.

Will my clients be receiving phone calls?

  Shareholders may receive phone calls daily beginning about a week after the proxy statements mail (closed-end fund calls have already begun and open-end fund calls are expected to start in January).
  Shareholders may also receive hard copy correspondence regarding the proxy statements.

How can my clients stop receiving calls?

  Please ask your clients to vote. Shareholders will stop receiving phone calls once they vote.

Can my clients vote online?

  Yes. Shareholders can vote online, on the phone, or via mail.

When will the calls stop?

  We encourage you to advise clients to vote so they no longer receive calls and additional correspondence.

If a client asks you how they should vote, what should you say?

  We encourage shareholders to vote in favor of the proposals.
  Approval will provide continuity of the funds’ investment programs and help ensure that fund operations continue uninterrupted after the close of the transaction.

Here are some additional resources for Public Use that you can share with your clients:

  Eaton Vance Proxy website
  Eaton Vance and Morgan Stanley Press Release
  Proxy 101 and FAQ document

Here is an Advisor Use Only resource which cannot be shared with your clients:

  FA Proxy & Consent process letter - EV version

As I mentioned [Wholesaler] and I want understand your specific concerns and assist you as much as possible. Please feel free to call us, if you’d like to discuss these matters further.

[Signature]

SHAREHOLDERS SHOULD READ THEIR FUND'S DEFINITIVE PROXY STATEMENT. IT CONTAINS IMPORTANT INFORMATION. EACH FUND WILL MAIL ITS DEFINITIVE PROXY STATEMENT TO SHAREHOLDERS AS OF THE RELEVANT RECORD DATE. EACH FUND'S DEFINITIVE PROXY STATEMENT AND OTHER RELATED MATERIALS WILL ALSO BE AVAILABLE, WITHOUT CHARGE, ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

NOT FDIC INSURED | NOT BANK GUARANTEED | MAY LOSE VALUE

Investment Professional Use Only. Not to Be Used With the Public.

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